EXHIBIT 10

                         THE COCA-COLA COMPANY
                        1999 STOCK OPTION PLAN
                      AMENDED THROUGH APRIL 2000


SECTION 1.   PURPOSE

     The purpose of The Coca-Cola Company 1999 Stock Option Plan (the "Plan") is to advance the interest of The Coca-Cola Company (the "Company") and its Related Companies (as defined in Section 2) by encouraging and enabling the acquisition of a financial interest in the Company by officers and other key employees of the Company or its Related Companies. In addition, the Plan is intended to aid the Company and its Related Companies in attracting and retaining key employees, to stimulate the efforts of such employees and to strengthen their desire to remain in the employ of the Company and its Related Companies. Also, the Plan is intended to help the Company and its Related Companies, in certain instances, to attract and compensate consultants to perform key services.


SECTION 2.   DEFINITIONS

     "Business Day" means a day on which the New York Stock Exchange is open for securities trading.

     "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934 ("1934 Act") as in effect on January 1, 1999, provided that such a change in control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act as in effect on January 1, 1999) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the share owners of the Company approve any merger or consolidation as a result of which the KO Common Stock (as defined below) shall be changed, converted or exchanged (other than a merger with a wholly owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the share owners of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were share owners of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change in Control shall be deemed to have occurred if, prior to such times as a Change in Control would otherwise be deemed to have occurred, the Board of Directors determines otherwise.

     "Committee" means a committee appointed by the Board of Directors in accordance with the Company's By-Laws from among its members. Unless and until its members are not qualified to serve on the Committee pursuant to the provisions of the Plan, the Stock Option Subcommittee of the Board shall function as the Committee. Eligibility requirements for members of the Committee shall comply with Rule 16b-3 under the 1934 Act, or any successor rule or regulation.

     "Disabled" or "Disability" means the optionee meets the definition of "disabled" under the terms of the Company's Long Term Disability Income Plan in effect on the date in question, whether or not the optionee is covered by such plan.

     "ISO" means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     "KO Common Stock" means The Coca-Cola Company Common Stock, par value $.25 per share.


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     "Majority-Owned Related Company" means a Related Company in which the
     Company owns, directly or indirectly, 50% or more of the voting stock or capital on the date an Option is granted.

     "NSO" means a stock option that does not constitute an ISO.

     "Options" means ISOs and NSOs granted under this Plan.

     "Related Company" or "Related Companies" means corporation(s) or other business organization(s) in which the Company owns, directly or indirectly, 20% or more of the voting stock or capital at the relevant time.

     "Retire" means to enter Retirement.

     "Retirement" means an employee's termination of employment on a date which is on or after the earliest date on which such employee would be eligible for an immediately payable benefit pursuant to (i) for those employees eligible for participation in the Company's Supplemental Retirement Plan, the terms of that Plan and (ii) for all other employees, the terms of the Employee Retirement Plan (the "ERP"), whether or not the employee is covered by the ERP.


SECTION 3.   OPTIONS

     The Company may grant ISOs and NSOs to those persons meeting the eligibility requirements in Section 6(a) and NSOs to those persons meeting the eligibility requirements in Sections 6(b) and 6(c).


SECTION 4.   ADMINISTRATION

	The Plan shall be administered by the Committee. No person, other than members of the Committee, shall have any discretion concerning decisions regarding the Plan. The Committee shall determine the key employees of the Company and its Related Companies (including officers, whether or not they are directors) and consultants to whom, and the time or times at which, Options will be granted; the number of shares to be subject to each Option; the duration of each Option; the time or times within which the Option may be exercised; the cancellation of the Option (with the consent of the holder thereof); and the other conditions of the grant of the Option, at grant or while outstanding, pursuant to the terms of the Plan. The provisions and conditions of the Options need not be the same with respect to each optionee or with respect to each Option.

	The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific conditions and provisions of the Options granted hereunder by the Committee, shall be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, its Related Companies, the Committee, the Board, officers and the affected employees and consultants to the Company and/or its Related Companies, optionees and the respective successors in interest of any of the foregoing.


SECTION 5.   STOCK

	The KO Common Stock to be issued, transferred and/or sold under the Plan shall be made available from authorized and unissued KO Common Stock or from the Company's treasury shares. The total number of shares of KO Common Stock that may be issued or transferred under the Plan pursuant to Options granted thereunder may not exceed 120,000,000 shares (subject to adjustment as described below). Such number of shares shall be subject to adjustment in accordance with
Section 5 and Section 11. KO Common Stock subject to any unexercised portion of an Option which expires or is canceled, surrendered or terminated for any reason may again be subject to Options granted under the Plan.

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SECTION 6.   ELIGIBILITY

	Options may be granted to

     (a)  employees of the Company and its Majority-Owned Related Companies,

     (b) particular employee(s) of a Related Company, who within the past eighteen (18) months were employee(s) of the Company or a Majority-Owned Related Company, and in rare instances to be determined by the Committee in its sole discretion, employees of a Related Company who have not been employees of the Company or a Majority-Owned Related Company within the past eighteen (18) months, and

      (c) consultants providing key services to the Company or its Related Companies (provided that consultants are natural persons and are not former employees of the Company or any Related Company, and that consultants shall be eligible to receive only NSOs and shall not be eligible to receive ISOs).

No person shall be granted the right to acquire, pursuant to Options granted under the Plan, more than 5 % of the aggregate number of shares of KO Common Stock originally authorized under the Plan, as adjusted pursuant to Section 11.


SECTION 7.   AWARDS OF OPTIONS

	Except as otherwise specifically provided in this Plan, Options granted pursuant to the Plan shall be subject to the following terms and conditions:

          (a) Option Price. The option price shall be 100% of the fair market value of the KO Common Stock on the date of grant. The fair market value of a share of KO Common Stock shall be the average of the high and low market prices at which a share of KO Common Stock shall have been sold on the date of grant, or on the next preceding trading day if such date was not a trading date, as reported on the New York Stock Exchange Composite Transactions listing.

          (b)  Payment.   The option price shall be paid in full at the time of
     exercise, except as provided in the next sentence. If an exercise is executed by Merrill Lynch, Pierce, Fenner & Smith using the cashless method, the exercise price shall be paid in full no later than the close of business on the third Business Day following the exercise.

          Payment may be in cash or, upon conditions established by the Committee, by delivery of shares of KO Common Stock owned for at least six
     (6) months by the optionee.

          The optionee, if a U.S. taxpayer, may elect to satisfy Federal, state and local income tax liabilities due by reason of the exercise by the withholding of shares of KO Common Stock.

          If shares are delivered to pay the option price or if shares are withheld for U.S. taxpayers to satisfy such tax liabilities, the value of the shares delivered or withheld shall be computed on the basis of the reported market price at which a share of KO Common Stock most recently traded prior to the time the exercise order was processed. Such price will be determined by reference to the New York Stock Exchange Composite Transactions listing.

          (c)  Exercise May Be Delayed Until Withholding is Satisfied.   The
     Company may refuse to exercise an Option if the optionee has not made arrangements satisfactory to the Company to satisfy the tax withholding which the Company determines is necessary to comply with applicable requirements.

          (d)  Duration of Options.   The duration of Options shall be
     determined by the Committee, but in no event shall the duration of an ISO exceed ten (10) years from the date of its grant or the duration of an NSO exceed fifteen (15) years from the date of its grant.

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          (e)  Other Terms and Conditions.   Options may contain such other
     provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time, including vesting provisions; provided, however, that, except in the event of a Change in Control or the Disability or death of the optionee, no grant shall provide that an Option shall be exercisable in whole or in part for a period of twelve (12) months from the date on which the Option is granted. The grant of an Option to any employee shall not affect in any way the right of the Company and any Related Company to terminate the employment of such employee. The grant of an Option to any consultant shall not affect in any way the right of the Company and any Related Company to terminate the services of such consultant.

          (f)  ISOs.   The Committee, with respect to each grant of an Option to
     an optionee, shall determine whether such Option shall be an ISO, and, upon determining that an Option shall be an ISO, shall designate it as such in the written instrument evidencing such Option. If the written instrument evidencing an Option does not contain a designation that it is an ISO, it shall not be an ISO.

          The aggregate fair market value (determined in each instance on the date on which an ISO is granted) of the KO Common Stock with respect to which ISOs are first exercisable by any optionee in any calendar year shall not exceed $100,000 for such optionee. If any subsidiary or Majority-Owned Related Company of the Company shall adopt a stock option plan under which options constituting ISOs may be granted, the fair market value of the stock on which any such incentive stock options are granted and the times at which such incentive stock options will first become exercisable shall be taken into account in determining the maximum amount of ISOs which may be granted to the optionee under this Plan in any calendar year.


SECTION 8.   NONTRANSFERABILITY OF OPTIONS

	No Option granted pursuant to the Plan shall be transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the Option shall be exercisable only by the optionee personally or by the optionee's legal representative.


SECTION 9.	EFFECT OF TERMINATION OF EMPLOYMENT, OTHER CHANGES OF EMPLOYMENT
               OR EMPLOYER STATUS, DEATH, RETIREMENT OR A CHANGE IN CONTROL

     (a) For Employees. For optionees who are employees of the Company or its Related Companies on the date of grant, the following provisions shall apply:

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     EVENT               IMPACT ON VESTING          IMPACT ON EXERCISE PERIOD
--------------------------------------------------------------------------------

Employment terminates    All options become         Option expiration date
upon Disability          immediately vested         provided in grant
                                                    continues to apply
--------------------------------------------------------------------------------
Employment terminates	   Option held at least		     Option expiration date
upon Retirement          12 full calendar months    provided in grant
                         become immediately         continues to apply
                         vested; options held
                         less than 12 full
                         calendar months are
                         forfeited
--------------------------------------------------------------------------------
Employment terminates    All options become         Right of executor, ad-
upon death               immediately vested         ministrator of estate
                                                    (or other transferee
                                                    permitted by Section 8)
                                                    terminates on earlier of
                                                    (1) 12 months from the
                                                    date of death, or
                                                    (2) the expiration date
                                                    provided in the Option
--------------------------------------------------------------------------------
Employment terminates    All options become         Option expiration date
upon Change in Control   immediately vested         provided in grant
                                                    continues to apply
--------------------------------------------------------------------------------

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-----------------------------------------------------------------------------
     EVENT               IMPACT ON VESTING          IMPACT ON EXERCISE PERIOD
-----------------------------------------------------------------------------
Termination of employ-   Unvested options are       Expires upon earlier of
ment for other reasons   forfeited                  6 months from termination
(Optionees should be                                termination date or
aware that receipt of                               option expiration date
severance does not                                  provided in grant
extend their termina-
tion date)
--------------------------------------------------------------------------------

US military leave        Vesting continues          Option expiration date
                         during leave               provided in grant
                                                    continues to apply
--------------------------------------------------------------------------------
Eleeomysynary service    Committee's discretion     Committee's discretion
--------------------------------------------------------------------------------
US FMLA leave of         Vesting continues during   Option expiration date
absence                  leave                      provided in grant
                                                    continues to apply
--------------------------------------------------------------------------------
Company investment in	   Unvested options are		     Expires upon earlier of 6
optionee's employer      forfeited                  months from termination
falls under 20% (this                               date or option expiration
constitutes a termina-                              date provided in grant
tion of employment
under the Plan, effec-
tive the date the
investment falls below
20%)
--------------------------------------------------------------------------------
          OR
--------------------------------------------------------------------------------
employment is trans-
ferred to an entity in
which the Company's
ownership interest is
less than 20%
--------------------------------------------------------------------------------
Employment transferred   Vesting continues after    Option expiration date
to Related Company       transfer                   provided in grant
                                                    continues to apply
--------------------------------------------------------------------------------
Death after employment   Not applicable             Right of executor,
has terminated but                                  administrator of estate
before option has                                   (or other transferee
expired (note that                                  permitted by Section 8)
termination of employ-                              terminates on earlier of
ment may have resulted                              (1) 12 months from the
in a change to the                                  date of death, or
original option                                     (2) the Option expiration
expiration date                                     that applied at the date
provided in the grant)                              of death (note that
                                                    termination of employment
                                                    may have resulted in a
                                                    change to the original
                                                    option expiration date
                                                    provided in the grant)
-------------------------------------------------------------------------------

	In the case of other leaves of absence not specified above, optionees will be deemed to have terminated employment (so that options unvested will expire and the option exercise period will end on the earlier of 6 months from the date the leave began or the option expiration date provided in the grant), unless the Committee identifies a valid business interest in doing otherwise in which case it may specify what provisions it deems appropriate in its sole discretion; provided that the Committee shall have no obligation to consider any such matters.

     (b) For Consultants. For optionees who are consultants, the provisions relating to changes of work assignment, death, disability, Change in Control, or any other provision of an option shall be determined by the Committee at the date of the grant.

     (c) Committee Retains Discretion To Establish Different Terms Than Those Provided in Sections 9(a) or 9(b). Notwithstanding the foregoing provisions, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of an optionee's termination on the expiration or exercisability of Options at the time of grant or (with the consent of the affected optionee) outstanding Options. However, no Option can have a term of more than fifteen years.



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                                        -5-
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SECTION 10.   NO RIGHTS AS A SHARE OWNER

	An optionee or a transferee of an optionee pursuant to Section 8 shall have no right as a share owner with respect to any KO Common Stock covered by an Option or receivable upon the exercise of an Option until the optionee or transferee shall have become the holder of record of such KO Common Stock, and no adjustments shall be made for dividends in cash or other property or other distributions or rights in respect to such KO Common Stock for which the record date is prior to the date on which the optionee or transferee shall have in fact become the holder of record of the share of KO Common Stock acquired pursuant to the Option.


SECTION 11.   ADJUSTMENT IN THE NUMBER OF SHARES AND IN OPTION PRICE

	In the event there is any change in the shares of KO Common Stock through the declaration of stock dividends, or stock splits or through recapitalization or merger or consolidation or combination of shares or spin-offs or otherwise, the Committee or the Board shall make such adjustment, if any, as it may deem appropriate in the number of shares of KO Common Stock available for Options as well as the number of shares of KO Common Stock subject to any outstanding
Option and the option price thereof. Any such adjustment may provide for the elimination of any fractional shares which might otherwise become subject to any Option without payment therefor.


SECTION 12.   AMENDMENTS, MODIFICATIONS AND TERMINATION OF THE PLAN

     The Board or the Committee may terminate the Plan at any time. From time to time, the Board or the Committee may suspend the Plan, in whole or in part. From time to time, the Board or the Committee may amend the Plan, in whole or in part, including the adoption of amendments deemed necessary or desirable to qualify the Options under the laws of various countries (including tax laws) and under rules and regulations promulgated by the Securities and Exchange Commission with respect to optionees who are subject to the provisions of
Section 16 of the 1934 Act, or to correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Option granted thereunder, or for any other purpose or to any effect permitted by applicable laws and regulations, without the approval of the share owners of the Company. However, in no event may additional shares of KO Common Stock be allocated to the Plan or any outstanding option be repriced or replaced without share-owner approval. Without limiting the foregoing, the Board of Directors or the Committee may make amendments applicable or inapplicable only to participants who are subject to Section 16 of the 1934 Act.

     No amendment or termination or modification of the Plan shall in any manner affect any Option theretofore granted without the consent of the optionee, except that the Committee may amend or modify the Plan in a manner that does affect Options theretofore granted upon a finding by the Committee that such amendment or modification is in the best interest of holders of outstanding Options affected thereby. Grants of ISOs may be made under this Plan until February 18, 2009 or such earlier date as this Plan is terminated, and grants of NSOs may be made until all of the 120,000,000 shares of KO
Common Stock authorized for issuance hereunder (adjusted as provided in Sections 5 and 11) have been issued or until this Plan is terminated, whichever first occurs. The Plan shall terminate when there are no longer Options outstanding under the Plan, unless earlier terminated by the Board or by the Committee.


SECTION 13.   GOVERNING LAW

	The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Georgia and construed in accordance therewith.

                                        -6-

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